                                                                   EXHIBIT 4.13

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                 D.R. HORTON, INC. AND THE GUARANTORS PARTY HERETO

                                        AND

                             FIRST UNION NATIONAL BANK,

                                         AS

                                      TRUSTEE


                                    -----------



                            THIRD SUPPLEMENTAL INDENTURE

                            DATED AS OF AUGUST 31, 1999


                                    -----------



                                  10% SENIOR NOTES
                                      DUE 2006





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

     THIRD SUPPLEMENTAL INDENTURE, dated as of August 31, 1999, and effective as of the dates set forth in Articles I and II below, to the Indenture, dated as of April 15, 1996 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), by and among D.R. HORTON, INC., a Delaware corporation (the "Company"), the ADDITIONAL GUARANTORS (as defined herein), the EXISTING GUARANTORS (as defined herein) and FIRST UNION NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, as trustee (the "Trustee").

                                      RECITALS

     WHEREAS, Continental Homes Holding Corp., a Delaware corporation ("Continental"), and the Trustee entered into the Indenture pursuant to which Continental issued $150,000,000 principal amount of 10% Senior Notes due 2006 (the "Securities");

     WHEREAS, on April 20, 1998, pursuant to the laws of the State of Delaware and in accordance with the terms of the Agreement and Plan of Merger, dated as of December 18, 1998, by and between the Company and Continental, Continental was duly merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation;

     WHEREAS, as a result of the Merger, the Company succeeded to all obligations, duties and liabilities of Continental under the Indenture as if incurred or contracted by the Company;

     WHEREAS, pursuant to Section 4.16 of the Indenture, the Company is required to cause any Subsidiary with a net book value greater than $10,000,000 which is a Restricted Subsidiary to guarantee, simultaneously with its designation as a Restricted Subsidiary, the payment of the Securities pursuant to the terms of
Article 10 and Exhibit B of the Indenture;

     WHEREAS, in accordance with Sections 4.16 and 10.03 of the Indenture, the Company desires to cause certain Subsidiaries which are deemed to be Restricted Subsidiaries according to the Indenture to guarantee the payment of the Securities;

     WHEREAS, pursuant to Section 10.04 of the Indenture, a Guarantor may merge with or into, or dissolve into, the Company or another Restricted Subsidiary;

     WHEREAS, in accordance with Section 10.04 of the Indenture, the Company has caused certain Guarantors (the "Merged Guarantors") to merge with and into, the Company or certain Restricted Subsidiaries (the "Successors");

     WHEREAS, the execution of this Third Supplemental Indenture has been duly authorized by the Boards of Directors of the Company and the Additional Guarantors and all things necessary to make this Third Supplemental Indenture a valid, binding and legal instrument according to its terms have been done and performed;


THIRD SUPPLEMENTAL INDENTURE                                            Page 1
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     NOW THEREFORE, for and in consideration of the premises, the Company, the
Additional Guarantors and the Existing Guarantors covenant and agree with the Trustee for the equal and ratable benefit of the respective holders of the Securities as follows:

                                     ARTICLE I.

                                ADDITIONAL GUARANTOR

     1.1 As of the respective effective dates stated below, and in accordance with Sections 4.16 and 10.03 of the Indenture, the following Restricted Subsidiaries (the "Additional Guarantors") hereby severally agree to be subject to and bound by the terms of the Indenture applicable to a Guarantor and hereby jointly and severally unconditionally and irrevocably guarantee on a senior basis the payment of the Securities pursuant to the terms of Article 10 of, and Exhibit B to, the Indenture:

                                       JURISDICTION OF
 NAME                                   ORGANIZATION         EFFECTIVE DATE
 ----                                  ---------------       --------------
 Astante Luxury Communities, Inc.         Delaware            June 10, 1999

 D.R. Horton, Inc. - Chicago              Delaware           March 31, 1999

 D.R. Horton, Inc. - San Diego            Delaware           March 31, 1999

 DRH Cambridge Homes, LLC                 Delaware            July 1, 1999

 DRH Land Company, Inc.                  California           July 1, 1999

 DRH Title Company of Colorado, Inc.      Colorado            July 1, 1999

 Meadows VIII, Ltd.                       Delaware            July 1, 1999

     1.2 The Additional Guarantors shall execute and deliver a Guarantee, which shall be incorporated herein by reference in the form set forth in Exhibit B to the Indenture.

                                    ARTICLE II.
                                 MERGED GUARANTORS

     2.1 In accordance with Section 10.04 of the Indenture, the Company and the Trustee acknowledge that the Guarantees previously given by the following Merged Guarantors have been assumed by the Successors by reason of the merger or dissolution of the Merged Guarantors into the Successors as indicated below:

          (a) D.R. Horton Denver Management Company, Inc. merged into D.R. Horton - Denver, Inc. as of January 4, 1999.


THIRD SUPPLEMENTAL INDENTURE                                            Page 2
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          (b)  Magnolia Homes Builders, Inc. merged into D.R. Horton, Inc. as of
               April 6, 1999.

          (c) S.G. Torrey Atlanta, Ltd. merged into D.R. Horton, Inc. - Torrey as of April 7, 1999.

          (d) Continental Ranch, Inc. merged into L&W Investments, Inc., by Agreements of Merger signed July 21, 1999 and effective as of July 31, 1999 in Delaware and September 2, 1999 in California, and the name of L&W Investments, Inc. was changed to Continental Residential, Inc.

          (e) D.R. Horton Los Angeles Management Company, Inc. merged into D.R. Horton Los Angeles Holding Company, Inc., as of August 5, 1999.

          (f) D.R. Horton San Diego Management Company, Inc. merged into D.R. Horton San Diego Holding Company, Inc., as of August 5, 1999.

          (g) Land Development, Inc. merged into C. Richard Dobson Builders, Inc. by Articles of Merger signed August 30, 1999, filed with the Virginia State Corporation Commission August 31, 1999, and effective on September 1, 1999.

                                    ARTICLE III.
                              MISCELLANEOUS PROVISIONS

     3.1 This Third Supplemental Indenture constitutes a supplement to the Indenture, and the Indenture, the First Supplement Indenture thereto, the Second Supplemental Indenture thereto and this Third Supplemental Indenture shall be read together and shall have the effect so far as practicable as though all of the provisions thereof and hereof are contained in one instrument.

     3.2 The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     3.3 In the event that any provision in this Third Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.4 The article and section headings herein are for convenience only and shall not affect the construction hereof.

     3.5 Any capitalized term used in this Third Supplemental Indenture and not defined herein that is defined in the Indenture shall have the meaning specified in the Indenture, unless the context shall otherwise require.


THIRD SUPPLEMENTAL INDENTURE                                            Page 3

     3.6 All covenants and agreements in this Third Supplemental Indenture by the Company, the Existing Guarantors and the Additional Guarantors shall bind each of their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors and assigns.

     3.7 The laws of the State of New York shall govern this Third Supplemental Indenture, the Securities of each Series and the Guarantees.

     3.8 Except as amended by this Third Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

     3.9 This Third Supplemental Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Third Supplemental Indenture.

     3.10 All liability described in paragraph 16 of the Notes of any director, officer, employee or stockholder, as such, of the Company or any Guarantor is waived and released.

     3.11 The Trustee accepts the modifications of the trust effected by this Third Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as the statements of the Company and the Additional Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Third Supplemental Indenture, and the Trustee makes no representation with respect thereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.



                              D.R. HORTON, INC.



                                   By: /s/ David J. Keller
                                      -----------------------------------------
                                       David J. Keller
                                       Executive Vice President,
                                       Chief Financial Officer and Treasurer



THIRD SUPPLEMENTAL INDENTURE                                            Page 4

                              ADDITIONAL GUARANTORS:
                              ----------------------
                              Astante Luxury Communities, Inc.
                              D.R. Horton, Inc. - Chicago
                              D.R. Horton, Inc. - San Diego
                              DRH Land Company, Inc.
                              DRH Title Company of Colorado, Inc.
                              Meadows VIII, Ltd.


                                   By: /s/ David J. Keller
                                      ---------------------------------------
                                       David J. Keller, Treasurer


                              DRH Cambridge Homes, LLC

                                   By D.R. Horton, Inc. - Chicago, a member



                                        By: /s/ David J. Keller
                                           -----------------------------------
                                            David J. Keller, Treasurer


                              EXISTING GUARANTORS
                              -------------------
                              C. Richard Dobson Builders, Inc.
                              CHI Construction Company
                              CHTEX of Texas, Inc.
                              Continental Homes, Inc.
                              Continental Homes of Florida, Inc.
                              Continental Residential, Inc.
                              (formerly L&W Investments, Inc.)
                              D.R. Horton, Inc. - Birmingham
                              D.R. Horton, Inc. - Denver
                              D.R. Horton, Inc. - Greensboro
                              D.R. Horton, Inc. - Louisville
                              D.R. Horton, Inc. - Minnesota
                              D.R. Horton, Inc. - New Jersey
                              D.R. Horton, Inc. - Portland
                              D.R. Horton, Inc. - Sacramento
                              D.R. Horton, Inc. - Torrey
                              D.R. Horton Los Angeles Holding Company, Inc. D.R. Horton San Diego Holding Company, Inc.



THIRD SUPPLEMENTAL INDENTURE                                            Page 5
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                              DRH Cambridge Homes, Inc.
                                   (formerly known as D.R. Horton
                                   Sacramento Management Company,
                                   Inc.)
                              DRH Construction, Inc.
                              DRH Tucson Construction, Inc.
                              DRHI, Inc.
                              KDB Homes, Inc.
                              Meadows I, Ltd.
                              Meadows IX, Inc.
                              Meadows X, Inc.



                                   By: /s/ David J. Keller
                                      ----------------------------------------
                                       David J. Keller, Treasurer

                              CH Investments of Texas, Inc.
                              Meadows II, Ltd.



                                   By: /s/ William K. Peck
                                      ----------------------------------------
                                       William K. Peck
                                       President

                              Continental Homes of Texas, L.P.

                                   By CHTEX of Texas, Inc., its general partner



                                        By: /s/ David J. Keller
                                           ------------------------------------
                                            David J. Keller, Treasurer



THIRD SUPPLEMENTAL INDENTURE                                            Page 6
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                              D.R. Horton Management Company, Ltd.
                              D.R. Horton - Texas, Ltd.

                                   By Meadows I, Ltd., its general partner



                                        By: /s/ Donald R. Horton
                                           -----------------------------------
                                            Donald R. Horton
                                            Chairman of the Board

                              SGS Communities at Grande Quay, LLC

                                   By Meadows IX, Inc., a member



                                        By: /s/ Donald R. Horton
                                           -----------------------------------
                                            Donald R. Horton
                                            Chairman of the Board

                                   and

                                   By Meadows X, Inc., a member



                                        By: /s/ Donald R. Horton
                                           -----------------------------------
                                            Donald R. Horton
                                            Chairman of the Board



THIRD SUPPLEMENTAL INDENTURE                                            Page 7
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                              MERGED GUARANTORS IN EXISTENCE AS
                              OF AUGUST 31, 1999
                              Continental Ranch, Inc.
                              Land Development, Inc.




                                   By: /s/ Donald R. Horton
                                      -----------------------------------------
                                       Donald R. Horton, Chairman of the Board



                              FIRST UNION NATIONAL BANK, AS TRUSTEE



                                   By: /s/ George J. Rayzis
                                      ---------------------------------------
                                      Name:  George J. Rayzis
                                           ----------------------------------
                                      Title: Vice President
                                            ---------------------------------




THIRD SUPPLEMENTAL INDENTURE                                            Page 8